Exhibit 32.1

Certification of Chief Executive Officer and Chief Financial Officer

Pursuant to

18 U.S.C Section 1350

In connection with the Annual Report on Form 10-K of Solana Company (the “Company”) for the year ended December 31, 2025 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Dane C. Andreeff, as Chief Executive Officer of the Company, and Jeffrey S. Mathiesen, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of their knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 30, 2026

/s/ Dane C. Andreeff

Dane C. Andreeff
President and Chief Executive Officer
(Principal Executive Officer)

/s/ Jeffrey S. Mathiesen

Jeffrey S. Mathiesen
Chief Financial Officer (Principal Financial officer and Principal Accounting Officer)

This certification accompanies the Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Solana Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing.